                                                                EXHIBIT 4

                       SECOND AMENDMENT TO CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Second Amendment") is dated as of March 31, 1999 (the "Effective Date") and is entered into by among United Artists Theatre Company, a Delaware corporation (the "Company"), the several financial institutions party hereto (individually, a "Lender" and collectively, the "Lenders"), Bank of America National Trust and Savings Association, as administrative agent (in such capacity, the "Administrative Agent"), BankBoston, N.A., as documentation agent (in such capacity, the "Documentation Agent"), Merrill Lynch Capital Corporation and Morgan Stanley Senior Funding, Inc., as co-syndication agents (in such capacity, the "Co-Syndication Agents") and PNC Bank, N.A., as co-agent (in such capacity, the Co-Agent), and amends the Credit Agreement dated as of April 21, 1998 among the Company, certain of the Lenders and certain of the Agents, as amended by a First Amendment and Master Assignment and Acceptance Agreement dated as of June 11, 1998 (as so amended, the "Agreement") and the Loan Documents.

                                   RECITALS

     A. The parties to the Agreement desire to amend the Agreement to (1) increase the pricing, (2) require the Company to deliver to the Secured Parties additional Collateral, (3) increase Net Cash Proceeds of Dispositions payable on the Loans, (4) provide that the Commitments terminate and the Loans are repayable automatically upon a Change in Control Event, (5) require the Company to deliver to the Administrative Agent and Lenders certain financial information on a monthly basis, (6) modify the financial covenants (to reflect, among other things, a change in the Company's fiscal year) and restrict (i) the making of investments, (ii) transactions among Affiliates, and (iii) incurrence and payment of Subordinated Indebtedness, (7) insert provisions regarding Year 2000 compliance, (8) eliminate the requirement of promissory notes unless requested by a Lender, (9) facilitate assignments by the Lenders, and (10) make certain miscellaneous changes to (i) clarify the definition of "Wholly-Owned First-Tier Subsidiary," (ii) require the Company to deliver a compliance certificate upon each request for a Borrowing, and
(iii) clarify that various financial advisors to the lenders may meet with the Company.

     B. The Loan Parties, the Lenders and the Agents are willing to agree to the foregoing on the terms and conditions set forth herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. TERMS. All capitalized terms used herein have the same meanings as in the Agreement unless otherwise defined herein.

     2. AMENDMENTS TO LOAN DOCUMENTS. The Loan Parties, the Lenders and the Agents agree that the Loan Documents are hereby amended as follows:

                                       1
                    Assignment and Acceptance Agreement

2.01 PRICING

          2.01(a) APPLICABLE AMOUNT. To increase the interest and fees payable under the Agreement, Schedule 1.01(a), which is referred to in the definition of "Applicable Amount" in Section 1.01, is amended to read as set forth on Schedule 1.01(a) to this Second Amendment.

     2.02 COLLATERAL.

          2.02(a) COLLATERAL. To require the Company to cause additional Collateral to be delivered for the benefit of the Lenders, Section 6.14 is amended to designate the first paragraph therein as "(a)" and to add at the end of Section 6.14 the following provisions:

     "(b) Within ninety (90) days after the effectiveness of the Second Amendment to this Agreement, unless prohibited by the terms of any Contractual Obligation to which the Company or its Subsidiaries are parties on the effective date of the Second Amendment to this Agreement, the Company shall execute and deliver or cause to be executed and delivered to the Administrative Agent, at the Company's expense:

          "(i) Subsidiary Guarantees from each Subsidiary of UAR;

          "(ii) Subsidiary Pledge Agreements from each such Subsidiary of UAR that owns equity interests in another Subsidiary or receives an intercompany note from another Subsidiary; and

          "(iii) mortgages, deeds of trust, pledge agreements, security agreements, financing statements and other Collateral Documents granting to the Administrative Agent, for the benefit of the Secured Parties, a Lien on (x) all material real property owned in fee by the Company, UATC, UAR and Subsidiaries of UAR not subject to any prior deed of trust or mortgage securing Indebtedness and (y) all material personal property of the Company, UATC, UAR and Subsidiaries of UAR. Together with such Subsidiary Guaranties, Subsidiary Pledge Agreements, and Liens, there shall be delivered to the Administrative Agent such certificates, evidences of corporate action (including, without limitation, those described in Section 4.03), evidences of Lien priority and other documents as the Administrative Agent may reasonably request, all in form an substance satisfactory to the Administrative Agent, relating to the satisfaction of this covenant.

     "(c) Except as prohibited by any Contractual Obligation to which the Company or its Subsidiaries are parties on the effective date of the Second Amendment to this Agreement, the Company shall, and shall cause UATC, UAR and Subsidiaries of UAR to execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, assurances and other instruments as the Administrative Agent may

                                       2
                      Assignment and Acceptance Agreement
     reasonably request to create and maintain a perfected security interest and Lien in favor of the Secured Parties on all material personal and, to the extent not covered by any prior deed of trust or mortgage securing Indebtedness, real property owned in fee by the Company, UATC, UAR and the Subsidiaries of UAR, whether now owned or hereafter acquired.

     "(d) Upon receipt by the Administrative Agent of a certificate of a Responsible Officer of the Company stating that the Company has agreed, directly or indirectly, to dispose of real or personal property as permitted by this Agreement, together with a brief description of such Disposition and the benefits thereof to the Company, the Administrative Agent, in accordance with Section 9.10(b)(ii) below, shall execute such releases and reconveyances as the Company may reasonably request to release the Lien of the Secured Parties on such property to the extent required in connection with such Disposition."

2.03 APPLICATION OF ASSET DISPOSITION.

          2.03(a) MANDATORY PREPAYMENTS. To modify the terms on which the Net Cash Proceeds of Dispositions are payable to the Lenders, Section 2.08(a) is amended to read as follows:

     "(a) Asset Dispositions. Subject to Section 2.08(a)(i) and (ii) below, upon the receipt of any Net Cash Proceeds of any Disposition (other than Excluded Dispositions) by the Company or any of its Subsidiaries, the Company shall promptly prepay the Term Loans in an amount equal to 100% of such Net Cash Proceeds.

     "(i) So long as no Default or Event of Default shall have occurred and be continuing, the Company may promptly deliver a certificate to the Administrative Agent stating that it intends, in good faith, to use some or all of such Net Cash Proceeds in a Covered Transaction. In such case, the Company shall make a prepayment under this Section 2.08(a) in an amount equal to the Asset Disposition Prepayment Percentage of such Net Cash Proceeds and shall not be required to make a prepayment using the Asset Disposition Reinvestment Percentage of such Net Cash Proceeds; PROVIDED, that the Company shall make a prepayment using the Asset Disposition Reinvestment Percentage of Net Cash Proceeds upon the earliest to occur of
     (A) the date which is 360 days after such Disposition if a definitive agreement to acquire or develop theatre properties or other activities incidental thereto which would utilize such Net Cash Proceeds has not theretofore been entered into, (B) the last day specified in the definition of 'Covered Transaction' that such Net Cash Proceeds could have been used in a Covered Transaction, and (C) the date any Default or Event of Default occurs. Any Net Cash Proceeds not immediately paid to the Administrative Agent as permitted above shall be deposited by the Company into a segregated deposit account with Bank of America National Trust and Savings Association within ten Business Days of receipt and the Company shall invest such Net Cash Proceeds only in Permitted Investments. As used herein, 'Asset Disposition Reinvestment Percentage' means, until the date on which audited financial statements for fiscal year ended December 28, 2000 are delivered pursuant to Section 6.01(a) below if no Default or Event of Default has occurred and is then continuing, 25%

                                       3
                      Assignment and Acceptance Agreement
     and, thereafter, 100%. As used herein, 'Asset Disposition Prepayment Percentage' means, until the date audited financial statements for fiscal year ended December 28, 2000 are delivered pursuant to Section 6.01(a) below if no Default or Event of Default has occurred and is then continuing, 75% and, thereafter, 0%; and

     "(ii)     So long as no Event of Default shall have occurred and be
     continuing, any prepayments under this Section 2.08(a) shall be made from time to time only after the Company and its Subsidiaries shall have received, since the last prepayment under this Section 2.08(a), aggregate Net Cash Proceeds from such Dispositions of not less than $3,000,000, at which time the Company shall make a prepayment in an amount equal to all of such retained amounts."

     2.04 CHANGE IN CONTROL.

          2.04(a) TERMINATION OF COMMITMENTS UPON CHANGE IN CONTROL. To provide that the Commitments automatically and immediately terminate upon a Change in Control Event, Section 2.06(f) is amended to read as follows:

     "(f) Termination of Commitments Upon Change in Control Event. The Commitments shall automatically and immediately terminate upon a Change in Control Event or upon a Change in Control (as defined in the Indentures pursuant to which the Senior Subordinated Notes were issued) resulting in an offer to purchase or redeem Senior Subordinated Notes."

          2.04(b) PREPAYMENT UPON CHANGE IN CONTROL. To provide that the Loans shall be repaid immediately upon a Change in Control Event, Section 2.08(e) is amended to read as follows:

     "(e) Change in Control Event. The Company shall prepay all Loans in full promptly upon a Change in Control Event or upon a Change in Control (as defined in the Indentures pursuant to which the Senior Subordinated Notes were issued) resulting in an offer to purchase or redeem Senior Subordinated Notes."

     2.05 FINANCIAL STATEMENTS.

          2.05(a) FINANCIAL STATEMENTS. To require the Company to deliver additional financial statements, to require such statements to be delivered monthly in addition to quarterly, and to require the Company to deliver cash budgets, Section 6.01 is amended to delete the "and" after subsection (b), to insert ";and" after subsection (c) and to add thereafter new subsections (d),
(e) and (f) to read as follows:

     "(d) for each month until and including the month ending November 30, 2000, as soon as available, but in any event not later than thirty (30) days after the end of each month, (i) a copy of the unaudited balance sheet and income statement, showing the financial condition and results of operations for the Company and its Subsidiaries on a Consolidated and first-tier consolidating basis in form and substance satisfactory to the

                                       4
                      Assignment and Acceptance Agreement

     Administrative Agent as at the end of and for the month just ended and for the elapsed portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the corresponding periods of the preceding fiscal year, (ii) a certificate of a Responsible Officer of the Company stating that the financial statements delivered pursuant to clause (i) above are complete and correct in all material respects and present fairly the financial condition and results of operation of the Company and its Subsidiaries on a Consolidated and first-tier consolidating basis, and (iii) a certificate of a Responsible Officer of the Company in the form required by Section 6.02(b) below in the case of financial reports delivered pursuant to Sections 6.01(a) and 6.01(b) above. For purposes of this Section 6.01(d), 'first tier consolidating basis' means, on a consolidating basis , in accordance with GAAP, as applied only to the Company, its Wholly-Owned First-Tier Subsidiaries, and Prop I;

     "(e) concurrently with the delivery of financial statements pursuant to the preceding Section 6.01(d), at the request of the Administrative Agent, statements of capital expenditures, taxes paid, interest paid, and such other cash flow component information as the Administrative Agent shall reasonably request;

     "(f) as soon as available, but in any event not later than seven (7) days after the first day of each month through November 1, 2000, a copy of a cash budget in form and substance satisfactory to the Administrative Agent for such month and a statement of variances during the month just ended from any previously delivered cash budget. "

2.06 FINANCIAL COVENANTS.

          2.06(a)  FINANCIAL COVENANTS.  To modify the financial covenants,
Section 7.12 is amended to read as follows:

     "7.12     Financial Ratios.  The Company shall not:

     "(a) As of the end of any fiscal quarter, commencing with the fiscal quarter ending December 31, 1998, permit the Senior Leverage Ratio or, commencing with the fiscal quarter ending December 30, 1999 the Total Leverage Ratio to exceed the ratios set forth below:

                                       5
                      Assignment and Acceptance Agreement

                                         SENIOR LEVERAGE    TOTAL LEVERAGE
           PERIOD                        RATIO              RATIO
           ---------------------------------------------------------------
           December 31, 1998                4.25:1              none

           April 1, 1999                    5.15:1              none

           July 1, 1999 through             4.25:1              none
           September 30, 1999

           December 30, 1999                4.00:1              6.00:1

           March 30, 2000 through           3.50:1              5.50:1
           December 28, 2000

           March 29, 2001 through           3.00:1              5.00:1
           January 3, 2002

           March 28, 2002 and               3.00:1              4.50:1
           thereafter


     "(b) As of the end of any fiscal quarter, commencing with the fiscal quarter ending December 31, 1998, permit the ratio of (i) Operating Cash Flow PLUS Pro Forma Lease Expense TO (ii) Pro Forma Debt Service to be less than (x) 1.15 to 1.0 as at December 31, 1998, (y) 1.0 to 1.0 as at April 1, 1999 or (z) 1.15 to 1.0 as at July 1, 1999 and thereafter;

     "(c) As of the end of any fiscal quarter, commencing with the fiscal quarter ending June 30, 1998, permit the ratio of (i) Operating Cash Flow PLUS Consolidated Lease Expense, TO (ii) Consolidated Interest Expense PLUS Consolidated Lease Expense to be less than the ratios set forth below; PROVIDED, HOWEVER, that, notwithstanding the definitions of Operating Cash Flow, Consolidated Interest Expense and Consolidated Lease Expense, when calculating covenant compliance for this Section 7.12(c) (i) for the fiscal quarter ending June 30, 1998 only the results for the prior fiscal quarter ending on such date shall be included when computing such items; (ii) for the fiscal quarter ending September 30, 1998 only the results for the prior two fiscal quarters ending on such date shall be included when computing such items; and (iii) for the fiscal quarter ending December 31, 1998 only the results for the prior three fiscal quarters ending on such date shall be included when computing such items:

                PERIOD                              MINIMUM RATIO
                -------------------------------------------------
                December 31, 1998                     1.30 to 1

                April 1, 1999 and July 1, 1999        1.15 to 1


                                       6
                      Assignment and Acceptance Agreement

                PERIOD                              MINIMUM RATIO
                -------------------------------------------------
                September 30, 1999 through            1.20 to 1
                December 28, 2000

                March 29, 2001 through January        1.40 to 1
                1, 2004

                April 1, 2004 and thereafter          1.50 to 1


     "(d) For the fiscal years ending December 30, 1999 and December 28, 2000, make, on a Consolidated basis, Capital Expenditures in an aggregate amount in excess of (i) the Maximum Permitted Capital Expenditure for such year plus (ii) the amount, if any by which actual Capital Expenditures made in the immediately prior fiscal year were less than the Maximum Permitted Capital Expenditures; provided that the aggregate amount added to Maximum Permitted Capital Expenditure pursuant to this clause (ii) shall not exceed $10,000,000 in any fiscal year. For purposes of this Section 7.12(d), 'Maximum Permitted Capital Expenditure' means, (x) for the fiscal year ending December 30, 1999, $50,000,000 and (y) for the fiscal year ending December 28, 2000 and, thereafter, until audited financial statements are delivered pursuant to Section 6.01(a) for fiscal year ended December 28, 2000 and no Default or Event of Default has occurred and is continuing, $60,000,000.

     "(e) Permit its Operating Cash Flow, determined on a Consolidated basis, to be less than (i) for the four fiscal quarters ending April 1, 1999, $80,000,000; (ii) for the four fiscal quarters ending July 1, 1999, $90,000,000; (iii) for the four fiscal quarters ending September 30, 1999, $98,000,000; or (iv) for the four fiscal quarters ending December 30, 1999, $100,000,000."

          2.06(b) CONSENT TO CHANGE IN FISCAL YEAR. To permit the Loan Parties to change their fiscal year, the Loan Parties, the Lenders, the Issuing Lenders and the Agents hereby consent to the Loan Parties changing, commencing with the fiscal year ending December 31, 1998 (the "Change Date"), each fiscal quarter to end on the Thursday which is closest to the end of each calendar quarter, and change their fiscal year to end on the Thursday which is closest to the end of each calendar year. From and after the Change Date, whenever trailing four-quarter results are used in calculating any covenant, any fiscal quarter included in such four-quarter period which ended prior to the Change Date shall be restated as if the revised reporting periods had been in effect at such time. All references in the Loan Documents to specific year- and quarter-end calendar dates and fiscal periods (including, without limitation,

                                       7
                      Assignment and Acceptance Agreement
interest, fee and principal payment dates, dates set for payments and reductions of Commitments in the Schedules to the Agreement, and financial covenant calculation and loan amortization dates) are hereby deemed amended to refer to the year- and quarter-end calendar dates and fiscal periods corresponding to the revised fiscal quarters and years; PROVIDED, HOWEVER, that references to such dates occurring prior to the Change Date are deemed revised only for financial covenant calculation purposes and then only to the extent the corresponding reporting periods are restated.

          2.06(c) NEW FISCAL QUARTERS. For convenience of reference, set forth below is a table cross referencing the former fiscal and calendar quarter-and year-end dates with the revised fiscal quarter- and year-end dates (the following table is for reference only and is not a part of the Agreement):

     If the prior fiscal and calendar
          period end date was...          ...the revised date is:
     ------------------------------------------------------------
     March 31, 1999                          April 1, 1999
     June 30, 1999                           July 1, 1999
     September 30, 1999                      September 30, 1999
     December 31, 1999                       December 30, 1999

     March 31, 2000                          March 30, 2000
     June 30, 2000                           June 29, 2000
     September 30, 2000                      September 28, 2000
     December 31, 2000                       December 28, 2000

     March 31, 2001                          March 29, 2001
     June 30, 2001                           June 28, 2001
     September 30, 2001                      September 27, 2001
     December 31, 2001                       January 3, 2002

     March 31, 2002                          April 4, 2002
     June 30, 2002                           July 4, 2002
     September 30, 2002                      October 3, 2002
     December 31, 2002                       January 2, 2003

     March 31, 2003                          April 3, 2003
     June 30, 2003                           July 3, 2003
     September 30, 2003                      October 2, 2003
     December 31, 2003                       January 1, 2004

     March 31, 2004                          April 1, 2004
     June 30, 2004                           July 1, 2004
     September 30, 2004                      September 30, 2004
     December 31, 2004                       December 30, 2004

     March 31, 2005                          March 31, 2005


                                       8
                      Assignment and Acceptance Agreement

     June 30, 2005                           June 30, 2005
     September 30, 2005                      September 29, 2005
     December 31, 2005                       December 29, 2005

     March 31, 2006                          March 30, 2006
     June 30, 2006                           June 29, 2006
     September 30, 2006                      September 28, 2006
     December 31, 2006                       December 28, 2006

     March 31, 2007                          March 29, 2007



     2.07 COVENANTS.

          2.07(a) LIMITATIONS ON INDEBTEDNESS. To limit the incurrence of Subordinated Indebtedness, Section 7.01(g) is amended to read as follows:

     "(g) unsecured Subordinated Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund all or any portion of the Senior Subordinated Notes, the Obligations hereunder, or other Subordinated Indebtedness; provided, that Subordinated Indebtedness exchanged for or used to refinance or refund any such Indebtedness shall
     (i) be in a principal amount not in excess of the principal amount of the Indebtedness exchanged, refinanced or refunded, (ii) mature no earlier than the maturity date of the Indebtedness which is exchanged, refinanced or refunded, (iii) be on terms not materially more restrictive on the Company and its Subsidiaries than the terms of the Indebtedness exchanged, refinanced or refunded, and (iv) not contain subordination provisions more favorable taken as a whole to the lenders thereof than the terms of the Indebtedness exchanged, refinanced or refunded;"

          2.07(b) PERMITTED INVESTMENTS. To limit loans to and investments in Subsidiaries and other Persons, Section 7.05(m) is amended to read "Intentionally deleted," and Sections 7(d), 7(e) and 7(g) are amended to read as follows:

     "(d) investments in (i) Pledged Subsidiaries which are not Subsidiary Guarantors for the purpose of maintenance and refurbishment of assets,
     (ii) the Company; and (iii) Subsidiary Guarantors;

     "(e) investments in (i) Persons, including Subsidiaries of the Company which are not Pledged Subsidiaries or Subsidiary Guarantors, existing on the date on which the Second Amendment to this Agreement becomes effective and (ii) Persons in which investments are made by the Company and Subsidiary Guarantors; provided that the aggregate amount of investments made pursuant to this subsection (e) shall not exceed the sum of (x) $10,000,000 in the aggregate from the Closing Date plus (y) an amount equal to dividends and other distributions received from such Subsidiaries from time to time; PROVIDED, HOWEVER, that the total of such investments under this subsection (e) shall not

                                       9
                      Assignment and Acceptance Agreement
     exceed $25,000,000 in the aggregate from the Closing Date, and immediately before and after giving effect to such investment, no Default or Event of Default shall exist;

     "(g) redemptions, repurchases, retirements or other acquisitions by the Company and Subsidiary Guarantors for consideration of equity interests in a Person which is, or after giving effect to such investment is, a Subsidiary of the Company; provided that (i) such stock is not owned by the Company, any Subsidiary of the Company, or any Affiliate of the Company; and (ii) such acquisition is not otherwise prohibited under this Agreement; and"

          2.07(c) TRANSACTIONS AMONG AFFILIATES. To restrict transactions among Affiliates, Section 7.06(h) is amended to read:

     "(h) transactions among the Company and the Subsidiary Guarantors (and, in the ordinary course of business, Pledged Subsidiaries);"

          2.07(d) PREPAYMENT OF SUBORDINATED DEBT. To limit the prepayment of Senior Subordinated Notes, Section 7.13(c) is amended to read as follows:

     "(c) prepayments of the Senior Subordinated Notes from the proceeds of other Subordinated Indebtedness permitted under Section 7.01(g) above and, on and after the date that audited financial statements are delivered pursuant to Section 6.01(a) above for the fiscal year ended December 28, 2000 so long as no Default or Event of Default has occurred and is then continuing, prepayments of the Senior Subordinated Notes not exceeding $50,000,000 in the aggregate;"

          2.07(e) COMPLIANCE WITH INDENTURES ETC. To require the Company to comply with material agreements to which it is a party, (including indenture relating to Subordinated Indebtedness), a new Section 6.19 is added at the end of Article VI to read as follows:

     "6.19     Compliance with Indentures, etc.  The Company will, and will cause its Subsidiaries, at all times to (i) comply with all material terms of (x) the Indentures dated as of April 21, 1998 pursuant to which the Senior Subordinated Notes later were issued, (y) the Participation Agreement dated as of December 13, 1995 relating to the UATC Pass-Through Certificates and (z) all other material contracts (collectively, the 'Material Contracts') and (ii) deliver to the Administrative Agent, promptly upon receipt or delivery, a copy of all notices, reports, and statements received under or delivered pursuant to each Material Contract."

     2.08 YEAR 2000.

          2.08(a) YEAR 2000 COMPLIANCE REPRESENTATION. To add a representation by the Company regarding Year 2000 compliance, a new Section 5.20 is inserted in the Agreement after Section 5.19 as follows:

                                       10
                      Assignment and Acceptance Agreement

     "5.20     Year 2000 Compliance.  The Company has (a) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the Year 2000 Problem (that is, the risk that computer applications used by the Company or any of its Subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. The Company reasonably believes that its computer applications that are material to its or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be Year 2000 compliant), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect."

          2.08(b) YEAR 2000 COVENANT. To add a covenant regarding Year 2000 compliance, a new Section 6.20 is inserted in the Agreement at the end of
Article VI to read as follows:

     "6.20     Year 2000 Compliance.  The Company will promptly notify the
     Administrative Agent in the event the Company discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect."

2.09 PROMISSORY NOTES.

          2.09(a) PROMISSORY NOTES OPTIONAL. To permit the Loan to be evidenced by the Agreement in addition to Notes, Section 2.02(b) of the Agreement is amended and restated in its entirety as follows:

     "(b) Evidence of Indebtedness. The Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. Upon the request of any Lender made through the Administrative Agent, such Lender's Loans may be evidenced by one or more Notes, instead of or in addition to loan accounts. (Each such Lender may attach schedules to its Note(s) and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.) Such loan accounts, records or Notes shall be conclusive absent manifest error of the amount of such Loans and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company to pay any amount owing with respect to the Loans."

          2.09(b)  CHANGES RELATED TO MAKING PROMISSORY NOTES OPTIONAL.   To
reflect that not all Lenders may hold Notes, Section 3.01(j) of the Agreement is amended by inserting "or a Lender hereunder" after "becomes a registered holder of any Note."

                                       11
                      Assignment and Acceptance Agreement

2.10 ASSIGNMENTS.

          2.10(a) CONFIDENTIALITY AGREEMENT SEPARATE FROM ASSIGNMENT AND ASSUMPTION AGREEMENT. To streamline the Assignment of Loans by deleting the Confidentiality Agreement as an exhibit to the Assignment and Assumption Agreement, the proviso to Section 10.07(g) of the Agreement is amended by deleting the reference to "Annex C to EXHIBIT G" and inserting "EXHIBIT H" in lieu thereof.

          2.10(b) NOTES TO REFLECT DATE OF ASSIGNMENT. To coordinate the dates of Notes with the dates of issuance or assignment, Notes issued after the date of this Second Amendment shall be dated the date of issuance or assignment and Exhibits A-1, A-2, A-3, and A-4 of the Agreement are amended accordingly.

          2.10(c)  NOTES AUTOMATICALLY MODIFIED UPON ASSIGNMENT.   To reflect
that Notes are not required to be issued or reissued upon assignment, Exhibits A-1, A-2, A-3 and A-4 and outstanding Notes are amended to add beneath the Dollar amount thereof "(or such lesser amount as shall be evidenced hereby)".

          2.10(d) MODIFICATION OF ASSIGNMENT AND ASSUMPTION AGREEMENT. To streamline the Assignment and Assumption Agreement, Exhibit G to the Agreement is amended and restated in its entirety in the form of Exhibit G hereto.

          2.10(e) NO COMPANY CONSENT TO ASSIGNMENT OR ASSIGNEES. To delete the requirement that the Company consent to Eligible Assignees, the definition of "Eligible Assignee" in Section 1.01 is amended to read as follows:

     "'Eligible Assignee' means (a) a commercial lender organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial lender organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the 'OECD'), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000; provided that such lender is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (c) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities
     Act) which extends credit or buys loans as one of its businesses, including but not limited to, insurance companies, mutual funds and lease financing companies, or (d) other lenders or institutional investors approved in writing in advance by the Administrative Agent and the Issuing Lender(s) in the case of the Revolving Commitment which approval is not to be unreasonably withheld or delayed."

          2.10(f) CONSENTS TO ASSIGNMENT. To delete the requirement that the Company consent to assignments, Section 10.07(a)(iii) is amended to read as follows:

     "(iii)    The prior written consents of the Administrative Agent and, with respect to assignments of risk participations in Letters of Credit, the relevant Issuing Bank(s) shall be required for any assignment, which consents shall not be unreasonably withheld or

                                       12
                      Assignment and Acceptance Agreement
     delayed; PROVIDED FURTHER, that no such consents shall be required with respect to assignments to (1) another member of the Lender Group, (2) a wholly-owned Affiliate, (including its parent institution) of the assigning Lender or (3) a Related Fund."

2.11 MISCELLANEOUS

     2.11(a) DEFINITION OF SECOND AMENDMENT. Section 1.01 is amended to add a new definition in correct alphabetical order to read as follows:

     "'Second Amendment' means that certain Second Amendment among the Company, the Agents, and the Lenders dated as of March 31, 1999."

         2.11(b) DEFINITION OF "WHOLLY OWNED FIRST TIER SUBSIDIARY." To clarify that UAR is a first tier Subsidiary of the Company, the definition of "Wholly-Owned First-Tier Subsidiary" in Section 1.01 is amended to read as follows:

     "'Wholly-Owned First-Tier Subsidiary' means any domestic first tier Subsidiary which is wholly-owned, in the aggregate, by the Company, UATC, or UAR."

         2.11(c) DELIVERY OF OFFICER'S CERTIFICATE UPON BORROWING. To augment the conditions to each Borrowing, a new subsection (d) is added immediately after subsection (c) in Section 4.02 and prior to the final paragraph thereof, such new subsection to read as follows:

     "(d) Officer's Certificate. The Administrative Agent or the Issuing Lender, with a copy to the Administrative Agent, as applicable, shall have received a certificate of a Responsible Officer of the Company:

     "(i) certifying that, to the best of such officer's knowledge, as of the date such Borrowing is requested and as of the date on which such Borrowing is to be made, the Company and each of the other Loan Parties is in compliance with all of the terms and conditions of this Agreement and the Loan Documents;

     "(ii)  certifying that, as of such dates, such Borrowing will not violate
     Section 1008 or Section 1018 of the Indentures pursuant to which the Senior Subordinated Indebtedness was issued;

     "(iii) certifying that, as of such dates, such Responsible Officer has obtained no knowledge of any Default or Event of Default; and

     "(iv) certifying that the representations and warranties made by the Company contained in Article V are true and correct in all material respects as of such dates."

          2.11(d) FINANCIAL ADVISERS. To clarify that financial advisers to the Administrative Agent may visit the Company, Section 6.09 is amended to add at the end thereof the following provisions:

                                       13
                      Assignment and Acceptance Agreement

     "Without limiting the generality of the foregoing, financial advisers engaged by the Administrative Agent may at any time and from time to time visit, inspect and examine any of the properties and records of the Company and its Subsidiaries, make copies thereof and discuss their respective affairs, accounts and finances with their respective directors, officers, employees and independent public accountants, all at the expense of the Company at any time during business hours upon notice to the Company."

3. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Second Amendment is subject to the conditions that the Administrative Agent shall have received all of the following, in form and substance satisfactory to the Administrative Agent and its counsel:

          (a)  Second Amendment.  This Second Amendment.

          (b) (i) Resolutions; incumbency. Copies of the resolutions of the board of directors of the Company approving and authorizing the execution, delivery and performance by the Company of this Agreement, (ii) a certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers authorized to execute and deliver this Second Amendment.

          (c)  Legal Opinions.  Written legal opinion of counsel to the Company.

          (d)  Certificate.  A certificate signed by a Responsible Officer:

               (i) stating that the representations and warranties contained in the Agreement and this Second Amendment are true and correct;

               (ii) stating that no Default or Event of Default exists after giving effect to this Second Amendment.

          (e) Fees. All fees and expenses as agreed upon by the Borrower, the Administrative Agent and the Lenders.

     4. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Lenders, the Issuing Lender(s) and the Agents as of the effective date of this Second Amendment that:

          4.01 AUTHORIZATION. The execution, delivery and performance of this Second Amendment by the Company have been duly authorized by all necessary corporate action by the Company and has been duly executed and delivered by the Company.

          4.02 BINDING OBLIGATION. This Second Amendment is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

                                       14
                      Assignment and Acceptance Agreement

          4.03 INCORPORATION OF CERTAIN REPRESENTATIONS. The representations and warranties set forth in Article V of the Agreement are true and correct on and as of the Effective Date with the same effect as if made on and as of the Effective Date.

          4.04 DEFAULT. No Default or Event of Default under the Agreement has occurred and is continuing after giving effect to this Second Amendment.

     5.   MISCELLANEOUS.

          5.01 WAIVERS. This Second Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Agreement, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under the Agreement or any agreement, contract, indenture, document or instrument mentioned in the Agreement, constitute a waiver of any other default of the same or of any other term or provision.

          5.02 EFFECTIVENESS OF AGREEMENT. Except as hereby amended, the Agreement shall remain in full force and effect.

          5.03 COUNTERPARTS. This Second Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Second Amendment shall become effective on the Effective Date upon the Company, the Lenders and the Agents signing a copy hereof, and the Guarantors consenting hereto, whether the same or counterparts, and delivering the same to the Administrative Agent.

          5.04 JURISDICTION. THIS SECOND AMENDMENT, AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK

                                       15
                      Assignment and Acceptance Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year First Above written.



                                       UNITED ARTISTS THEATRE COMPANY


                                       By:  /s/ Trent J. Carman
                                          ---------------------------
                                          Trent J. Carman
                                          Senior Vice President
                                          Chief Financial Officer



                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION, AS ADMINISTRATIVE
                                       AGENT


                                       By:  /s/ David Price
                                          ---------------------------
                                          David Price
                                          Vice President



                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION, AS A LENDER AND
                                       ISSUING LENDER


                                       By: /s/ Matthew J. Koenig
                                          ---------------------------
                                       Name: Matthew J. Koenig
                                       Title: Vice President



                                       BANKBOSTON, N.A., AS DOCUMENTATION
                                       AGENT, A LENDER AND ISSUING LENDER


                                       By: /s/ Matthew E. Murphy
                                          ---------------------------
                                       Name Matthew E. Murphy
                                       Title: Director

                                       16
                      Assignment and Acceptance Agreement

                                       MERRILL LYNCH CAPITAL CORPORATION, AS A
                                       CO-SYNDICATION AGENT AND A LENDER


                                       By:  /s/ Julie Hallowell
                                          ---------------------------
                                       Name:  Julie Hallowell
                                       Title: Vice President

                                       17
                      Assignment and Acceptance Agreement

                                       MORGAN STANLEY SENIOR
                                       FUNDING, INC., AS A CO-SYNDICATION AGENT
                                       AND A LENDER


                                       By:  /s/ Michael Hart
                                          ---------------------------
                                       Name:  Michael Hart
                                       Title: Vice President

                                       18
                      Assignment and Acceptance Agreement

                                       PNC BANK, N.A. AS CO- AGENT AND A LENDER


                                       By:  /s/ Steven J. McGerrin
                                          ---------------------------
                                       Name:  Steven J. McGerrin
                                       Title: Vice President

                                       19
                      Assignment and Acceptance Agreement

                                       By:
                                          ---------------------------
                                       Name:
                                            -------------------------
                                       Title:
                                             ------------------------

                                       20
                      Assignment and Acceptance Agreement

                                CONSENT OF GUARANTORS

     The undersigned Subsidiary Guarantors hereby acknowledge that they have reviewed and consented to the foregoing Second Amendment to Credit Agreement dated as of even date herewith to the Credit Agreement dated as of April 21, 1998 among United Artists Theatre Company, the several financial institutions party hereto, Bank of America National Trust and Savings Association, as administrative agent, BankBoston, N.A., as documentation agent, Merrill Lynch Capital Corporation and Morgan Stanley Senior Funding, Inc., as co-syndication agents, and PNC Bank, N.A., as co-agent, and represent and warrant to the Administrative Agent and the Banks that there is no defense, counterclaim or offset of any type or nature under the Subsidiary Guaranty, and that the Subsidiary Guaranty remains in full force and effect as to them after giving effect hereto and thereto.


Dated:  March 31, 1999

                                       UNITED ARTISTS THEATRE CIRCUIT, INC.
                                       UNITED ARTISTS REALTY COMPANY
                                       UNITED ARTISTS PROPERTIES I CORPORATION


                                       By:  /s/ Trent J. Carman
                                          ---------------------------
                                          Trent J. Carman
                                          Senior Vice President
                                          Chief Financial Officer


                                       21
                      Assignment and Acceptance Agreement

                                                                SCHEDULE 1.01(a)

                                 APPLICABLE AMOUNTS
       (REVOLVING COMMITMENT, REVOLVING LOANS, TRANCHE A TERM LOAN COMMITMENT,
                               TRANCHE A TERM LOANS)

                                  LETTERS OF CREDIT

TOTAL LEVERAGE RATIO                                EURODOLLAR       COMMITMENT     BASE RATE
        (x)(1)                                      RATE LOANS          FEE           LOANS
--------------------                                ----------       ----------     ---------
      6.00 less than or equal to x                    325.00             62.50        200.00
5.50 less than or equal to x less than 6.00           300.00             62.50        175.00
5.00 less than or equal to x less than 5.50           275.00             50.00        150.00
           x less than 5.00                           250.00             50.00        125.00


(1)  Calculated excluding issued and outstanding letters of credit.


                                 APPLICABLE AMOUNTS
                               (TRANCHE B TERM LOANS)

        TOTAL LEVERAGE                  EURODOLLAR        BASE RATE
         RATIO (x)(1)                   RATE LOANS          LOANS
        --------------                  ----------        ---------
5.75 less than or equal to x              350.00            225.00
     x less than 5.75                     325.00            200.00



                                       22
                      Assignment and Acceptance Agreement

                                  APPLICABLE AMOUNTS
                                (TRANCHE C TERM LOANS)

        TOTAL LEVERAGE                  EURODOLLAR        BASE RATE
         RATIO (x)(1)                   RATE LOANS          LOANS
        --------------                  ----------        ---------
5.50 less than or equal to x              375.00            250.00
     x less than 5.50                     350.00            225.00


                                       23
                      Assignment and Acceptance Agreement

                                                 EXHIBIT G TO CREDIT AGREEMENT

                         ASSIGNMENT AND ACCEPTANCE AGREEMENT

     THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT ("Agreement") dated as of ______________ ______, ________ is made with reference to that certain Credit Agreement dated as of April 21, 1998, as amended, among United Artists Theatre Company (formerly named Oscar I Corporation), the several financial institutions from time to time party hereto (individually, a "Lender" and collectively, the "Lenders"), Bank of America National Trust and Savings Association, as Administrative Agent, BankBoston, N.A., as Documentation Agent, Merrill Lynch Capital Corporation and Morgan Stanley Senior Funding, Inc., as Co-Syndication Agents, and PNC Bank, N.A., as Co-Agent (as amended, modified, or waived from time to time, the "Credit Agreement;" terms used herein and not defined have the meanings assigned to them in the Credit Agreement), and is entered into between the "Assignor" described below, in its capacity as a Lender under the Credit Agreement, and the "Assignee" described below.

     The Assignor and the Assignee hereby represent, warrant and agree as follows:

     1. DEFINITIONS. Except as otherwise provided herein, capitalized terms defined in the Credit Agreement are used herein with the meanings set forth therein. As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

     "ASSIGNEE" means _______________________________.

     "ASSIGNED PRO-RATA SHARES" means the percentages of the combined Revolving Commitments, Tranche A Term Commitments, Tranche B Term Commitments and/or Tranche C Term Commitments, and outstanding Obligations thereunder being assigned hereby and the corresponding dollar amount thereof as set forth below:

                                  ASSIGNED
        TRANCHE                 PRO RATA SHARE           DOLLAR AMOUNT
------------------------------------------------------------------------
Revolving Commitments          ________________%       $________________
Tranche A Term Commitments     ________________%       $________________
Tranche B Term Commitments     ________________%       $________________
Tranche C Term Commitments     ________________%       $________________


     "ASSIGNOR" means ________________________________.

     "EFFECTIVE DATE" means the date first written above.

                                       24
                      Assignment and Acceptance Agreement

     2. REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR. The Assignor represents and warrants to the Assignee as follows:

     a. As of the Effective Date, the Pro-Rata Shares of the Assignor with respect to each type of Commitment(s) all or a portion of which are being assigned hereunder are listed below (without giving effect to any assignments thereof which have not yet become effective or which are concurrently closing on this date) is:

                                  ASSIGNED
        TRANCHE                 PRO RATA SHARE           DOLLAR AMOUNT
------------------------------------------------------------------------
Revolving Commitments          ________________%       $________________
Tranche A Term Commitments     ________________%       $________________
Tranche B Term Commitments     ________________%       $________________
Tranche C Term Commitments     ________________%       $________________


     b. The Assignor is the legal and beneficial owner of the Assigned Pro-Rata Shares, and the Assigned Pro-Rata Shares are free and clear of any adverse claim.

     c. As of the Effective Date, the outstanding principal balance of Loans made and Letters of Credit Usage under the Commitments under the Credit Agreement is set forth below:

     Revolving Loans               $__________

     Letter of Credit Usage        $__________

     Tranche A Term Loans          $__________

     Tranche B Term Loans          $__________

     Tranche C Term Loans          $__________


     d. The Assignor has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith.

     e. This Agreement constitutes the legal, valid and binding obligation of the Assignor.

     The Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance by the Company of the Obligations, and assumes no responsibility with respect to any statements, warranties or


                                       25
                      Assignment and Acceptance Agreement
representations made under or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document under the Credit Agreement, other than as expressly set forth above.

     3. REPRESENTATIONS AND WARRANTIES OF THE ASSIGNEE. The Assignee hereby represents and warrants to the Assignor and the Administrative Agent as follows:

     (a) The Assignee has full power and authority, and has taken all action necessary, to execute and deliver this Agreement, and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith;

     (b) This Agreement constitutes the legal, valid and binding obligation of the Assignee; and

     (c) The Assignee has independently and without reliance upon the Assignor and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. The Assignee will, independently and without reliance upon any Agent, any Issuing Lender or any Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

     4. WITHHOLDING TAX. The Assignee (a) represents and warrants to the Administrative Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Administrative Agent or the Company with respect to any payments to be made to the Assignee hereunder or under the Credit Agreement, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Administrative Agent and the Company prior to the time that the Administrative Agent or Company is required to make any payment of principal, interest or fees hereunder or under the Credit Agreement, (i) duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder or under the Credit Agreement) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, or (ii), if applicable under Section 3.01(j) of the Credit Agreement, the forms and certificates set forth in such Section and agrees to thereafter comply with such Section, and
(c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     5. ASSIGNMENT. On the terms set forth herein, the Assignor, as of the Effective Date, hereby irrevocably sells, assigns and transfers to the Assignee all of the rights and obligations of the Assignor under the Credit Agreement, the other Loan Documents, all Outstanding Obligations owing to the Assignor under the Credit Agreement and the Assignor's Note, if any, under the Credit Agreement, in each case to the extent of the Assigned Pro Rata Shares, and the Assignee irrevocably accepts such assignment of rights and assumes such obligations from the Assignor on such terms and effective as of the Effective Date. As of the Effective Date, the


                                       26
                      Assignment and Acceptance Agreement

Assignee shall have the rights and obligations of a "Lender" under the Loan Documents. Assignee hereby appoints and authorizes the Administrative Agent to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by Article IX of the Credit Agreement.

     6. PAYMENT. On the Effective Date, the Assignee shall pay to the Assignor, in immediately available funds, an amount equal to the purchase price of the Assigned Pro Rata Shares, which shall be an amount equal to Loans outstanding under its Assigned Pro Rata Shares.

     The Assignor and the Assignee hereby agree that if either receives any payment of interest, principal, fees or any other amount under the Credit Agreement, their respective Notes, if any, or any other Loan Documents under the Credit Agreement which is for the account of the other, it shall hold the same in trust for such party to the extent of such party's interest therein and shall promptly pay the same to such party.

     7. PRINCIPAL, INTEREST, FEES, ETC. Any principal that would be payable and any interest, fees and other amounts that would accrue from and after the Effective Date to or for the account of the Assignor pursuant to the Credit Agreement and the Notes shall be payable to or for the account of the Assignor and the Assignee, in accordance with their respective interests as adjusted pursuant to this Agreement. Payments to be made to the Assignee shall be made to its address set forth in the administrative details heretofore furnished to the Administrative Agent, or to such other address as the Assignee may designate.

     8. NOTES. The Assignor and the Assignee shall make appropriate arrangements with the Company so that replacement Notes, if any are required, are issued to the Assignor and any such new Notes are issued to the Assignee, in each case in principal amounts reflecting their respective shares of the Commitments under the Credit Agreement (as adjusted pursuant to this Agreement).

     9. FURTHER ASSURANCES. The Assignor and the Assignee agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

     10.  CONFIDENTIALITY.   If it has not already done so, the Assignee
agrees to be bound by the terms of the Confidentiality Agreement set forth on Exhibit H to the Credit Agreement as if signing the same.

     11. ADMINISTRATIVE INFORMATION. The Assignee shall promptly provide the administrative information requested by the Administrative Agent.

     12. NOTICES. Notices to the Administrative Agent and the Guarantor shall be sent in the manner set forth in Section 10.02 of the Credit Agreement.

     13. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; PROVIDED, HOWEVER, that the Assignee shall not assign its rights or obligations without the prior written consent of the Assignor and any purported assignment, absent such consent, shall be void.


                                       27
                      Assignment and Acceptance Agreement

     14. INTERPRETATION. The headings of the various sections hereof are for convenience of reference only and shall not affect the meaning or construction of any provision hereof.

     15. REQUEST FOR CONSENT AND REGISTRATION, ASSIGNMENT FEE. (a) The Assignor and Assignee request the consent of the Administrative Agent for the assignment described above. The Assignor and Assignee also request that the Administrative Agent register the Assignee as a Lender pursuant to the Credit Agreement effective as of the Effective Date described in the Assignment and Acceptance Agreement and, in connection with this request, certify to the Administrative Agent that the Assignment and Acceptance Agreement sets forth the correct Pro-Rata Shares of the Commitments under the Credit Agreement held by the Assignor and the Assigned Pro-Rata Shares of the Assignee. The Assignor and Assignee request that all payments to Assignee upon the effectiveness of this Assignment and Acceptance be directed to Assignee as set forth in the administrative details heretofore furnished to the Administrative Agent.

     (b) By signing below, the Administrative Agent certifies that it will register the Assignee as a Lender under the Credit Agreement, effective as of the Effective Date described above, with a Pro-Rata Shares of the Commitments under the Credit Agreement corresponding to the Assigned Pro-Rata Shares (together with any existing Commitments of such Lender) and will adjust the registered Pro-Rata Shares of the Commitments of the Assignor under the Credit Agreement to reflect the assignment of the Assigned Pro-Rata Shares.

     (c) On the Effective Date, the processing fee shall be paid to the Administrative Agent as required under Section 10.07(b)(iii) of the Agreement with respect to the assignments hereunder.

     16. COUNTERPARTS. This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     17. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. FOR ANY DISPUTE ARISING IN CONNECTION WITH THIS AGREEMENT, THE ASSIGNEE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK.


                                       28
                      Assignment and Acceptance Agreement

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officials, officers or agents thereunder duly authorized as of the date first above written.


                                       "ASSIGNOR"

                                       -----------------------------
                                       By:
                                          --------------------------
                                       Its:
                                          --------------------------



                                       "ASSIGNEE"

                                       -----------------------------
                                       By:
                                          --------------------------
                                       Its:
                                          --------------------------


THE UNDERSIGNED CONFIRM THEIR CONSENT TO THE PROPOSED ASSIGNMENT DESCRIBED
HEREIN:

BANK OF AMERICA NATIONAL TRUST         UNITED ARTISTS THEATRE COMPANY
AND SAVINGS ASSOCIATION, AS
ADMINISTRATIVE AGENT                   By:
                                          ---------------------------
By:                                               Trent J. Carman
   --------------------------                  Senior Vice President
           David Price                        Chief Financial Officer
         Vice President



BANK OF AMERICA NATIONAL TRUST AND     NATIONSBANK, N.A., AS AN
SAVINGS ASSOCIATION, AS AN ISSUING     ISSUING LENDER
LENDER


By:                                    By:
   --------------------------             ---------------------------
Its:                                   Its:
   --------------------------             ---------------------------


                                       29
                      Assignment and Acceptance Agreement

                                                 EXHIBIT H TO CREDIT AGREEMENT

                              CONFIDENTIALITY AGREEMENT

To:  United Artists Theatre Company and
     Bank of America National Trust and
     Savings Association, as Administrative Agent

Dear Sirs:

     The undersigned institution (the "Lender") has been contacted by the above Assignor/Transferor in connection with possible assignment or participation by the Lender in certain credit facilities ("the Facilities") for United Artists Theatre Company (the "Company"), a Delaware corporation. In order for the Lender to evaluate its possible participation in the Facilities, you are delivering to the Lender certain information concerning the Company and the Facilities and certain other non-public information (the "Information"), and the purpose of this letter is to set forth certain undertakings of the Lender regarding such Information.

     As used herein, the term "Confidential Information" means the Information and any other materials, documents and information (written or oral) relating to the Company, its affiliates, and their respective businesses which the Assignor/Transferor, the Agents, the Company, their affiliates or their representatives may disclose to us in connection with our evaluation of, and participation in, the Facilities, and shall also include all copies thereof, extracts therefrom and analyses or other material based thereon, but shall not include: (a) information which is or hereafter becomes generally available to the public other than as a result of a disclosure by the Lender in violation of this agreement; and (b) information which, prior to disclosure to the Lender in connection with its evaluation of the Facilities, was already in the Lender's possession, or which is obtained by the Lender from a third party, unless, in either case, such information was obtained by the Lender from a third party which the Lender knows to have obtained such information in violation of any obligations to the Company, or its affiliates with respect to such Confidential Information.

     In consideration of the disclosure to us of Confidential Information, the Lender agrees to take normal and reasonable precautions and use due care to maintain as confidential and not to disclose (and to cause our officers, employees, agents and representatives to keep confidential and not to disclose) and, at the request of the Assignor/Transferor, the Company or the Agents (except as provided below), promptly to return or destroy, the Confidential Information, except that the Lender and its affiliates shall be permitted to disclose Confidential Information (i) to such of its officers, employees, agents and representatives as need to know such Confidential Information in connection with our evaluation of a possible participation in the Facilities (who will be informed of the confidential nature of the Confidential Information, who will agree to be bound by the terms of this agreement and who the Lender will be satisfied will act in accordance herewith); (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process (in which event the Lender will notify the Company, the Assignor/Transferor and the Administrative Agent to the extent not prohibited by applicable law


                                      H-1
                           Confidentiality Agreement
so that an appropriate protective order may be sought) by the Company, or requested by any Lender, insurance or similar regulatory authority or examiner; or (iii) to the extent the Company shall have consented to such disclosure in writing.

     The Lender further agrees that (a) it will use Confidential Information only with regard to its possible or actual participation as a lender in the proposed Facilities and (b) the Lender will establish reasonable internal measures to assure that the Confidential Information is not disclosed to any of its officers, employees, agents or representatives who are not involved in the arrangement, evaluation, analysis or administration of any credit facilities or proposed credit facilities extended or proposed to be extended to the Company or any of its subsidiaries. The Lender acknowledges that it is (i) aware that the securities laws of the United States prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities and (ii) familiar with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder and agrees that it will neither use, nor cause any third party to use, any Confidential Information in contravention of such Act or any such rules and regulations. The Lender also acknowledges that neither the Assignor/Transferor, nor the Administrative Agent nor any of their respective affiliates or representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the Information or any other materials, documents, or information that may be disclosed to the Lender in connection with evaluation of, or participation in, the Facilities and the Lender agrees that none of the foregoing persons or entities shall have any liability to the Lender arising from the Lender's use of the Information or any such other materials, documents or information.

     Notwithstanding anything to the contrary set forth above (a) the Lender's obligation to return or destroy Confidential Information is limited to an obligation to return or destroy those materials which the Lender does not deem it necessary to retain in order to comply with ordinary and customary retention requirements of financial institution, sound banking practices and audit and examination requirements and (b) if the Lender participates in the Facilities, the Lender shall be entitled to retain all Confidential Information and to use it solely in servicing the new credit and in protecting its rights with regard thereto.

     This agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Lender acknowledges and agrees that this letter is intended to be legally binding upon the Lender and is for the benefit of each of you, and may be enforced by each of you.



                                       NAME OF LENDER


                                       By:
                                          ---------------------------
                                       Title:
                                             ------------------------


                                      H-2
                           Confidentiality Agreement